UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):             July 14, 2006

EMERGING VISION, INC.

(Exact name of registrant as specified in its charter)

New York	No.001-14128	No.11-3096941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Quentin Roosevelt Boulevard

Garden City, New York 11530

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:   (516) 390-2100

Former name or former address, if changed since last report:                 Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5. Other Events

On July 14, 2006, Emerging Vision, Inc. (OTCBB – ISEE.OB) (the “Registrant”) held its 2006 Annual Meeting of Shareholders (the “Annual Meeting”), at which two proposals were presented for the Registrant’s shareholders to consider. The first proposal was for the re-election of the Registrant’s nominees (being the then current Class II directors of the Registrant), Joel L. Gold, Robert Cohen and Christopher G. Payan, as Class II directors of the Registrant (“Proposal One”). The second proposal was for the adoption of the Registrant’s 2006 Stock Incentive Plan (“Proposal Two”). Mellon Investor Services LLC, the Registrant’s independent inspectors of election at the Annual Meeting, have certified the voting results of Proposal One and Proposal Two. As to Proposal One, having received 42,174,283 votes, 41,938,353 votes and 42,245,253 votes, respectively, of the 67,218,047 votes present at the Annual Meeting, which represents, in each case, a plurality of the votes cast for Proposal One, Registrant’s nominees, Joel L. Gold, Robert Cohen and Christopher G. Payan, have been re-elected as Class II directors of Registrant. As to Proposal Two, the Registrant’s 2006 Stock Incentive Plan was adopted by the affirmative vote of 28,168,071 of the votes cast for or against Proposal Two, which represents a majority of the votes cast for or against Proposal Two. Annexed hereto as Exhibit 10.19, and incorporated herein by reference, is the Registrant’s 2006 Stock Incentive Plan.

Exhibit No.

10.19	Emerging Vision, Inc.’s 2006 Stock Incentive Plan

[Signature on following page]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERGING VISION, INC.

By:	/s/ Brian P. Alessi

Name: Brian P. Alessi

Title:	Chief Financial Officer

Date:	July 18, 2006